Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-4 of Southside Bancshares, Inc., as amended, of our report dated February 22, 2016 on the consolidated financial statements of Diboll State Bancshares, Inc. and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is a part of this Registration Statement.

AXLEY & RODE, LLP

By:	/s/ Gary Ford

Name:	Gary Ford, CPA

Title:	Partner

Lufkin, Texas

September 8 , 2017